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                                                                  EXHIBIT 5.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the use of our report dated November 22, 2002 with respect to the financial statements of Central Fund of Canada Limited as at October 31, 2002 and 2001 and for each of the years in the three year period ended October 31, 2002 incorporated by reference in the Registration Statement on Form F-10 of Central Fund of Canada Limited.


         Toronto, Canada                                 /s/ Ernst & Young LLP
         December 5, 2003                                Chartered Accountants